United States

Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) Of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2021

Spine Injury Solutions, Inc.

 (Exact name of registrant as specified in its charter)

Delaware	000-27407	98-0187705
(State Or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5151 Mitchelldale

Suite A2

Houston, Texas 77092

(Address of principal executive office) (Postal Code)

(713) 521-4220

(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On January 19, 2021, we held an Annual Meeting of Stockholders of Spine Injury Solutions, Inc. at our corporate offices at 5151 Mitchelldale, Suite A2, Houston, Texas 77092, for the following purposes:

(1)	To elect four directors, including William F. Donovan, M.D., John Bergeron, Jerry Bratton and Peter Dalrymple;

(2)	To ratify the selection of Ham, Langston & Brezina, LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2020;

(3)	To approve the filing of an amendment to our certificate of incorporation to increase the number of authorized shares of common stock from 50,000,000 to 250,000,000;

(4)	To approve the filing of an amendment to our certificate of incorporation to increase the number of authorized shares of preferred stock from none to 10,000,000;

(5)

To authorize our board of directors, without further stockholder approval, to effect a reverse stock split of all our outstanding common stock, by the filing of a certificate of amendment to our certificate of incorporation with the Secretary of State of Delaware, in a ratio of between one-for-two and one-for-1,000, with our board of directors having the discretion as to whether or not the reverse split is to be effected, and with the exact exchange ratio of any reverse split to be set at a whole number within the above range as determined by the board of directors in its sole discretion, at any time before the earlier of (a) January 19, 2022; and (b) the date of our next annual meeting of stockholders;

(6)	To approve a non-binding advisory resolution on executive compensation;

(7)	To transact such other business as may properly come before the meeting.

Based on the votes received in person and by proxy, all of the above-named director nominees were elected, the appointment of Ham, Langston & Brezina was ratified, the amendment to our certificate of incorporation to increase the number of authorized shares of common stock from 50,000,000 to 250,000,000 was approved, the amendment to our certificate of incorporation to increase the number of authorized shares of preferred stock from none to 10,000,000 was approved, the authorization of our board of directors to effect a reverse stock split at its discretion was approved, and the non-binding advisory resolution on executive compensation was approved. There were no other matters presented for action at the Annual Meeting.

The exact results of the stockholder vote are as follows:

Total Shares of Common Stock Outstanding
as of the Record Date, December 2, 2020:	20,240,882

Total Voting Shares Present Either by Proxy
or in Person of Common Stock:	15,940,451

Item 1:     Election of Directors

	FOR	WITHHELD
William F. Donovan, M.D.	12,962,392	717,181
John Bergeron	13,017,392	662,181
Jerry Bratton	13,014,892	664,681
Peter Dalrymple	13,014,892	664,681

Additionally, there was a total of 2,260,878 broker non-votes for the election of directors.

Item 2:     Ratification of appointment of Ham, Langston & Brezina, LLP as the independent registered public accounting firm for the fiscal year ended December 31, 2020

Votes for:	15,748,385
Votes against:	189,135
Votes abstained:	2,931

Item 3:     Approval of the filing of an amendment to our certificate of incorporation to increase the number of authorized shares of common stock from 50,000,000 to 250,000,000

Votes for:	15,191,030
Votes against:	719,421
Votes abstained:	30,000

Item 4:     Approval of the filing of an amendment to our certificate of incorporation to increase the number of authorized shares of preferred stock from none to 10,000,000

Votes for:	12,957,308
Votes against:	692,065
Votes abstained:	30,200

Additionally, there was a total of 2,260,878 broker non-votes for the election of directors.

Item 5:     Authorization of our board of directors, without further stockholder approval, to effect a reverse stock split of all our outstanding common stock, by the filing of a certificate of amendment to our certificate of incorporation with the Secretary of State of Delaware, in a ratio of between one-for-two and one-for-1,000, with our board of directors having the discretion as to whether or not the reverse split is to be effected, and with the exact exchange ratio of any reverse split to be set at a whole number within the above range as determined by the board of directors in its sole discretion, at any time before the earlier of (a) January 19, 2022; and (b) the date of our next annual meeting of stockholders

Votes for:	13,078,091
Votes against:	2,832,259
Votes abstained:	30,100

Item 6:     Approval of a non-binding advisory resolution on executive compensation

Votes for:	11,971,893
Votes against:	1,618,430
Votes abstained:	89,250

Additionally, there was a total of 2,260,878 broker non-votes for the election of directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SPINE INJURY SOLUTIONS, INC.

/s/ William Donovan, M.D.
By: William Donovan, M.D.
Date: January 21, 2021	Chief Executive Officer